UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

On December 31, 2020, Ray Tabibiazar resigned as a director of Aravive, Inc. (the “Company”). The resignation was not a result of any disagreement between the Company and Mr. Tabibiazar on any matter relating to the Company’s operations, policies or practices.

On December 31, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Tabibiazar pursuant to which he has agreed to provide consulting services to the Company from time to time. The Consulting Agreement has a one-year term and automatically renews for successive one year periods unless sooner terminated (the “Term”). The Consulting Agreement may be terminated by either party at any time without cause upon fifteen (15) days’ written notice.

As compensation, the Company agreed to amend the terms of Mr. Tabibiazar’s option grants issued under the Company’s equity compensation plan(s) to, among other things, (i) allow for such options to continue to vest during the Term of the Consulting Agreement, and (ii) extend the exercisability date of each option until the earlier of (1) one year following the termination by either Mr. Tabibiazar or the Company of the Consulting Agreement and (2) the latest date on which the options expire as set forth in the applicable award agreements. In addition, Mr. Tabibiazar has agreed not to (A) offer for sale, sell, pledge or otherwise transfer or dispose of any securities of the Company, or securities convertible into or exercisable or exchangeable for shares of common stock of the Company, (B) to enter into any swap or other derivate transaction that transfers any of the economic benefits or risks of ownership of shares of common stock of the Company or (C) to publicly disclose his intention to do any of the foregoing until April 5, 2021.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 31, 2020, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated December 31, 2020, between the Company and Ray Tabibiazar
99.1	Press Release, dated December 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer